UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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VERONA PHARMA PLC

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This filing contains a message from Ostra Jewell, Senior Vice President, Human Resources of Verona Pharma plc (“Verona”), delivered via email on September 10, 2025 (the “Employee Email”). The Employee Email also contains an accompanying presentation, which is attached below.

To: Verona Pharma employees

From: Verona SVP, HR, Ostra Jewell

Date: September 10, 2025

Subject: Recap from Verona Employee Town Hall with Merck

Team Verona,

Thank you to all who joined us for the Verona Employee Town Hall with Merck last week! I hope you found it valuable and informative as we continue our integration planning.

During the meeting, Merck’s leaders provided updates on retention agreements and the integration timeline, and I shared more information on severance. If you were unable to attend or should you want a recap, below is a summary of key takeaways and attached are the slides.

Key Takeaways

Overall Tone: Merck values Verona’s culture and expertise, wants to minimize business disruption, and offers expanded resources and career opportunities.

Retention Agreements

•	All employees (with the exception of select executives) were offered a retention agreement on August 29. Your retention acceptance is due back to me no later than September 19.
•	Signing preserves eligibility for retention bonuses; not signing does not change employment but forfeits the retention benefit.
•	Retention periods define the timeframe Merck needs employees during integration; accepting a permanent Merck role during retention does not forfeit the retention payment.
•	Timing of retention periods can be adjusted by mutual agreement.

Severance

•	All employees are eligible for a change-in-control severance package as long as you complete knowledge transfer and you incur a qualifying termination of employment (and aren’t terminated for cause or resign).
•	If offered a full-time Merck role and you decline it, you remain eligible for severance at the end of your retention.
•	Minimum severance increased to six months (previously three months for senior manager and below; directors had six months).
•	See slide 11 for more information.

Integration Timeline

•	We are currently in the pre-closing quiet period, so certain activities and communications are limited by regulations until close.
•	Close is the completion of the deal, when Verona Pharma becomes a wholly owned subsidiary of Merck; Day One is typically the first business day after close.

○	Minimal business disruption is expected on Day One. Primary goals are business continuity and maintaining commercial/pipeline momentum.

•	The preliminary date for many integration milestones is April 1, 2026 (specifically, transition to Merck payroll, benefits, financial and HR systems, and distribution of Merck laptops). Merck is still developing the integration plan so this date is not yet final.

Next Steps & Support

•	Review and sign your retention agreement and send to me by the September 19 deadline.
•	Complete the short “Day-in-the-Life” tool (for those who have been asked to) and return to me no later than September 19.
•	Verona leadership remains the primary point of contact during the pre-closing quiet period; Merck integration team will regularly check in.
•	The Employee Resource Guide, which was first provided with your retention agreements, will continue to be updated with FAQs and answers.

Thanks as always for your engagement, and please continue to reach out to me with any questions.

Ostra

Additional Information and Where to Find it

In connection with the proposed transaction between Verona Pharma and Merck, Verona Pharma has filed with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Additionally, Verona Pharma may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Verona Pharma are urged to read the proxy statement (which includes an explanatory statement in respect of the Scheme of Arrangement of Verona Pharma, in accordance with the requirements of the U.K. Companies Act 2006) and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement has been mailed or otherwise made available to Verona Pharma’s securityholders. Investors and securityholders may obtain a copy of the proxy statement as well as other filings containing information about the proposed transaction that are filed by Verona Pharma or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Verona Pharma’s website at www.veronapharma.com/investors, by contacting Verona Pharma’s investor relations department at IR@veronapharma.com, or on Merck’s website at www.merck.com.

Participants in the Solicitation

Verona Pharma, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verona Pharma in connection with the proposed transaction. Information about Verona Pharma’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is included in the proxy statement. You may also find additional information about Verona Pharma’s directors and executive officers in Verona Pharma’s proxy statement for its 2025 Annual General Meeting filed on March 18, 2025 and Verona Pharma’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 9, 2025 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Verona Pharma shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Verona Pharma directors and executive officers in the proposed transaction, which may be different than those of Verona Pharma shareholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to the proposed acquisition of Verona Pharma, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of Merck and Verona Pharma to complete the transactions contemplated by the transaction agreement, including statements about the transaction contemplated thereby, statements about the expected timetable for completing the transaction, Verona Pharma’s beliefs and expectations and statements about the benefits sought to be achieved in the proposed acquisition, the potential effects of the acquisition on Verona Pharma, as well as the expected benefits and success of Verona Pharma’s products and product candidates. These statements are based upon the current beliefs and expectations of Verona Pharma’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or that any pipeline candidates will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain the approval of the proposed transaction by Verona Pharma shareholders and the failure to obtain the sanction of the High Court of Justice of England and Wales); the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Verona Pharma’s business; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Verona Pharma’s dependence on the successful commercialization of Ohtuvayre and the uncertain market acceptance of Ohtuvayre as a treatment for COPD; and risks related to pharmaceutical product development, including Verona Pharma’s ongoing development of ensifentrine and any other product candidates and combinations, and the uncertainty of clinical success.

Verona Pharma undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Verona Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024 and Verona Pharma’s other filings with the SEC.

The following is the presentation accompanying the communication to employees on September 10, 2025:

Verona Pharma Employee Town Hall with Merck Friday, September 5, 2025

Forward-looking statement of Merck & Co., Inc. This presentation of Merck & Co., Inc., Rahway, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline candidates that the candidates will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). 2

Additional information and where to find it In connection with the proposed transaction between Verona Pharma and Merck, Verona Pharma will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Additionally, Verona Pharma may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Verona Pharma are urged to read the proxy statement (which will include an explanatory statement in respect of the Scheme of Arrangement of Verona Pharma, in accordance with the requirements of the U.K. Companies Act 2006) and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Verona Pharma’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Verona Pharma or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Verona Pharma’s website at www.veronapharma.com/investors, by contacting Verona Pharma’s investor relations department at IR@veronapharma.com, or on Merck’s website at www.merck.com. 3

Participants in the solicitation Verona Pharma, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verona Pharma in connection with the proposed transaction. Information about Verona Pharma’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). You may also find additional information about Verona Pharma’s directors and executive officers in Verona Pharma’s proxy statement for its 2025 Annual General Meeting filed on March 18, 2025 and Verona Pharma’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 9, 2025 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Verona Pharma shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Verona Pharma directors and executive officers in the proposed transaction, which may be different than those of Verona Pharma shareholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above. 4

5 Welcome Susan Neunaber Executive Director, Business Development Merck Integration Office

1 Today’s agenda 6 Welcome 2 Executive message 3 Our commitment to you 4 What to expect next

7 Executive message Jeff Simmons Chief of Staff, Chairman of the Board & CEO

8 Our commitment to you Carl Segerstrom SVP, Human Health HR

This is our opportunity to bring together two science-driven companies, combining Verona’s strong early launch success with Merck’s large commercial footprint and strengthening Merck’s growing cardio-pulmonary portfolio. We are looking forward to working with you We need your partnership, experience and know-how. All employees (with the exception of select executives) received a retention agreement. Your partnership and expertise are critical to carrying on Verona’s scientific legacy through our combined organizations and continue the business momentum. We’ll share along the way We commit to sharing information in a timely and transparent manner. Specific planning is still underway. We will share information as soon as it’s available. We’re committed to a positive employee experience We look forward to getting to know you and the work that you do. We will come back to you with more information on long-term opportunities at Our Company. 9 Our commitment to you

*If an employee resigns or is terminated for Cause during the Retention Period, no Retention amount or Severance package will be paid. Retention Period Your retention agreement states the duration of your retention period post Close. Retention Bonus The value of your retention bonus and other terms and conditions are set forth in your Retention Agreement.* Duration & Timing If you complete your knowledge transfer earlier than the stated end of your retention agreement, and we mutually agree to an early separation, your retention bonus will be paid in full and not pro-rated. 10 Our retention approach Your expertise, experience and collaboration are key to a successful integration; our retention approach is designed to demonstrate our commitment to you Retention Agreement All employees (with the exception of select executives) were offered a retention agreement on August 29, 2025.

After completing the requested knowledge transfer and provided you are not terminated for “cause” as defined in the Verona Employee Change in Control Severance Plan, you will be eligible for a severance package. 11 Verona’s Change in Control Severance Plan *Outplacement through severance period or upon new role, whichever occurs first. ** COBRA to end upon new role with available benefits Based on your level, your severance package includes the following # of months of each benefit: Level Separation Pay “Severance” Outplacement Support* COBRA Contributions** Premiums Paid by Merck Executive Officer 12 12 12 Vice President and above 9 9 9 Director and below 6 6 6 1 2 3 In addition, you would still be eligible to receive a retention bonus per terms and conditions of your retention agreements Retention Bonus - Paid as a percentage of salary (as of July 2025) upon completion of the knowledge transfer 4 Bonus - cash severance benefit equal to the Eligible Employee’s Target Bonus, pro-rated based on the number of days in the performance year preceding the Change in Control Related Termination.

Integration is the date after the Close when you will transition onto Our Company payroll administration, benefits, and programs & policies. Integration Timing: April 1, 2026 Your current day-to-day work will generally not change; however, over time you will be asked to participate in certain activities associated with the transition to Our Company processes and systems. 12 What you can expect after close Work Location and Reporting Your day-to-day work and location will not change as you support the integration. Compensation & Benefits Your payroll, compensation, & benefits structure (including insurance) will remain unchanged. We will provide detailed information regarding Our Company compensation & benefits prior to integration. HR Policies The current Verona leave, holiday and vacation policies remain in effect until April 1, 2026, however, Verona will participate in Our Company's 2025 Year-End Shutdown with no impact to Verona 2025 PTO balance. HR and Information Technology Support Your current HR and IT support will remain in place until integration. In addition, your current vendors will continue to provide support during the integration period. For more information on these topics, review the Employee Resource Guide provided to you with your Retention Agreement. We will continue to update the guide as we receive additional questions.

13 Review materials you’re received so far such as your retention agreement, email pertaining to Verona 401(k) and the Employee Resource Guide. Continue to leverage your Verona team for all HR related questions. We are partnering closely with them to get you the information you need Next steps with HR: After Close, our team will spend time getting to know the Verona team. There will be long-term opportunities in certain areas of the business & our goal is to communicate more information once available. Reminder: Your retention acceptance is due September 19

Frequently asked questions Let’s go through answers to common queries. 14

For more information on these topics, review the Employee Resource Guide provided to you with your Retention Agreement. We will continue to update the Frequently Asked Questions guide as we receive additional questions. What happens if I do not sign my retention agreement? If you choose not to sign your retention agreement, you will remain employed after Close in the same position that you currently hold or one substantially similar; however, you will not be eligible to receive the retention bonus payments as specified in your retention agreement. If I choose to resign, will I still receive my retention bonus payment? No. You will not be eligible to receive a retention bonus if either: (1) you voluntarily resign prior to the retention date(s) indicated in your retention agreement, or (2) you are terminated from employment for “Cause” (as defined in the retention agreement) prior to the retention date indicated in your retention agreement. If I accept a formal offer, will I receive my retention or severance benefits? For Retention: Yes. You will receive your full integration bonus if you complete your integration support. For severance: No. To be eligible for your severance pay and benefits, you must be subject to a “Qualifying Termination”, which is defined as an involuntary termination for reasons other than for Misconduct. If I decline a formal offer, am I still eligible for severance? Yes. You will be eligible for your retention bonus and severance pay and benefits if you: 1. Complete your integration support and 2. Separate from employment as part of a Qualified Separation event (as defined in the retention agreement)

16 What to expect next Susan Neunaber Executive Director, Business Development Merck Integration Office

Thank you!